Consent of Independent Auditors

The Board of Directors and Shareholders
Aetna Money Market VP:


We consent to the use of our report dated February 4, 2000 incorporated by reference herein on Form N-1A relating to Aetna Money Market VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                               /s/ KPMG LLP
                                                   KPMG LLP



Hartford, Connecticut
April 25, 2000